EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

La Jolla Pharmaceutical Company

San Diego, California

We hereby consent to the incorporation by reference in the previously filed Registration Statement (Nos. 333-184909) on Form S-8 of La Jolla Pharmaceutical Company of our report dated March 30, 2012, relating to the consolidated financial statements of La Jolla Pharmaceutical Company, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California

April 1, 2013